UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2007

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director.

On October 19, 2007, the board of directors (the “Board”) of Marvell Technology Group Ltd. (the “Company”) elected Michael Sophie to serve as a member of the Company’s Board, effective as of the same day. Mr. Sophie was appointed for a term that extends until the 2008 annual general meeting of the shareholders. Mr. Sophie was appointed to serve as chairman of the audit committee, and to serve on the executive compensation committee of the Board.

Michael Sophie serves on the board of directors for several private companies and served as a director of McData Corporation from March 2003 to January 2007. From August 1999 to May 2006, Michael Sophie held several executive positions at UTStarcom, Inc., including Executive Vice President and Chief Operating Officer and Senior Vice President and Chief Financial Officer. Prior to joining UTStarcom, Mr. Sophie held various executive positions at P-Com, Inc., including Vice President Finance, Chief Financial Officer and Group President, and was Vice President of Finance at Loral Fairchild Corporation. Prior to that, he held various positions in finance and accounting at Avantek, Inc., Signetics Corporation and Fairchild Semiconductor. Mr. Sophie received a B.S. in business administration from California State University, Chico and an M.B.A. from Santa Clara University.

 As of the date of this report, neither Mr. Sophie nor any member of his immediate family is a party, either directly or indirectly, to any transaction that the Company is aware of that is required to be reported pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

There was no arrangement or understanding between Mr. Sophie and any third party pursuant to which he was selected as a director.

No new compensation arrangement was entered into in connection with Mr. Sophie’s appointment to the Board. Mr. Sophie will receive the Company’s standard compensation arrangements applicable to a director who is not an employee of the Company, as well as automatic grants of options for common shares in accordance with the terms of the 2007 Director Stock Incentive Plan, as disclosed in the Company’s 2007 Proxy Statement on Schedule 14A (the “2007 Proxy Statement”), filed with the Securities and Exchange Commission on September 14, 2007, as amended on October 15, 2007.

The Board has determined that Mr. Sophie will qualify as “independent” under the guidelines promulgated by the Nasdaq Stock Market, Inc. and the applicable Securities and Exchange Commission rules.

The election of Mr. Sophie was announced in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Amended 2007 Director Stock Incentive Plan.

On October 19, 2007, the Board approved an amendment and restatement of the 2007 Director Stock Incentive Plan (the “2007 Director Stock Incentive Plan”) to provide that certain restricted stock awards, RSU awards and performance stock awards would have a minimum of a three year pro-rata vesting term. The 2007 Director Stock Incentive Plan is further described in detail in the Company’s 2007 Proxy Statement, filed with the Securities and Exchange Commission on September 14, 2007, as amended on October 15, 2007. The descriptions of the 2007 Director Stock Incentive Plan set forth herein and in the 2007 Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2007 Director Stock Incentive Plan attached hereto as Exhibit 10.1, which is incorporated herein by reference, and copies of the forms of stock option agreements for the initial option awards and the annual option awards, which are attached hereto as Exhibits 10.2 and 10.3, respectively.

Item 8.01 Other Events

Annual General Meeting of Shareholders.

On October 19, 2007, the Company held its annual general meeting of shareholders. As of Friday, August 31, 2007, the record date for the annual general meeting, there were 590,473,023 shares of common stock of the Company issued and outstanding and entitled to vote at the annual meeting. Of these, 536,296,882 shares were present, in person or by proxy, representing 90.8% of the voting power of the common shares issued and outstanding and entitled to vote, which constituted a quorum for the meeting.

The following proposals were submitted to a vote of the shareholders and approved:

(1) to elect one (1) Class I Director to the Company’s Board of Directors. The nominee for the Class I Director was Dr. Paul R. Gray;

(2) to re-appoint PricewaterhouseCoopers LLP as the Company’s auditors and independent registered accounting firm, and to authorize the Company’s audit committee, acting on behalf of the Board, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for its 2008 fiscal year. With respect to this proposal, in the 2007 Proxy and related proxy card, the Company’s 2008 fiscal year was inadvertently listed as ending on January 26, 2008, when in fact the correct date is February2, 2008. An amending resolution was duly proposed and passed so that the shareholder vote taken with respect to this proposal reflects the correct date of February 2, 2008; and

(3) to approve and adopt the Company’s 2007 Director Stock Incentive Plan.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1 2007 Director Stock Incentive Plan, as amended and restated

10.2 Form of Stock Option Agreement for use under the 2007 Director Stock Incentive Plan — Initial Award

10.3 Form of Stock Option Agreement for use under the 2007 Director Stock Incentive Plan — Annual Award

99.1 Press Release, dated October 25, 2007, regarding the election of a new director

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2007

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Michael Rashkin
Michael Rashkin
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2007 Director Stock Incentive Plan, as amended and restated
10.2	Form of Stock Option Agreement for use under the 2007 Director Stock Incentive Plan — Initial Award
10.3	Form of Stock Option Agreement for use under the 2007 Director Stock Incentive Plan — Annual Award
99.1	Press Release dated October 25, 2007